PROSPECTUS SUPPLEMENT NO. 1                                                                     Filed Pursuant to Rule 424(b)(3)
(To Prospectus dated July 26, 2002)                                                                           File No. 333-88376

                                                             $175,000,000

                                                          ACXIOM CORPORATION

                                           3.75% Convertible Subordinated Notes due 2009 and
                                               9,589,042 Shares of Common Stock Issuable
                                                     upon Conversion of the Notes

        This prospectus supplement supplements the prospectus dated July 26, 2002, as amended or supplemented, of Acxiom Corporation relating to the sale from  time to time by certain of our security holders (including their transferors, donees, pledges or successors) of up to $175,000,000 aggregate principal amount at maturity of our 3.75% Convertible Subordinated Notes due 2009 and
the shares of common stock issuable upon conversion of the notes. You should read this prospectus supplement in conjunction with the prospectus, and this prospectus supplement is qualified by reference to the prospectus, except to the extent that the information in this prospectus supplement supersedes the information contained in the prospectus.

                                                   ---------------------------------

        Investing in the notes or the common stock into which the notes are convertible involves risks.  See "Risk Factors"
beginning on page 4 of the accompanying prospectus.

                                                   ---------------------------------

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities nor have any of the foregoing authorities passed upon or endorsed the merits of this offering or the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

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        The table of selling security holders contained in the prospectus is hereby amended to add or modify information concerning the entities who are named below as selling security holders:

----------------------------------------------------------- ---------------------------------- -----------------------
                                                                                                Number of Shares of
                                                                Principal Amount of Notes      Common Stock Issuable
                                                                   Beneficially Owned            upon Conversion of
             Name of Selling Security Holders                          and Offered                     Notes

----------------------------------------------------------- ---------------------------------- -----------------------
Calamos®Market Neutral Fund-                                           $5,000,000                       273,973
Calamos® Investment Trust
----------------------------------------------------------- ---------------------------------- -----------------------
Calamos® Convertible Growth and Income Fund -                          $6,000,000                       328,767
Calamos® Investment Trust
----------------------------------------------------------- ---------------------------------- -----------------------
Clinton Convertible Managed Trading Account 1                          $2,100,000                       115,068
----------------------------------------------------------- ---------------------------------- -----------------------
Clinton Multistrategy Master Fund, Ltd.                                $8,075,000                       442,466
----------------------------------------------------------- ---------------------------------- -----------------------
Clinton Riverside Convertible Portfolio Limited                       $10,215,000                       559,726
----------------------------------------------------------- ---------------------------------- -----------------------
Consulting Group Capital Markets Funds                                   $300,000                        16,438
----------------------------------------------------------- ---------------------------------- -----------------------
Grace Brothers Management LLC                                          $3,000,000                       164,384
----------------------------------------------------------- ---------------------------------- -----------------------
MSD TCB, L.P.                                                         $24,250,000                     1,328,767
----------------------------------------------------------- ---------------------------------- -----------------------

         To our knowledge, none of the selling security holders listed in the table as amended above has, or within the past three years has had, any material relationship with us or our affiliates.

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                                      The date of this prospectus supplement is August 26, 2002.